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                                                                     EXHIBIT 5.1



                                January 9, 1995

Burlington Northern Inc.
3800 Continental Plaza
777 Main Street
Fort Worth, TX 76102-5384

BNSF Corporation
3800 Continental Plaza
777 Main Street
Fort Worth, TX 76102-5384


Re:  Burlington Northern Inc.
     BNSF Corporation
     Registration Statements on Form S-4


Ladies and Gentlemen:

     We have acted as counsel to Burlington Northern Inc., a Delaware Corporation ("BNI"), and BNSF Corporation, a Delaware Corporation ("BNSF"), in connection with the registration of (i) shares of Common Stock, no par value per share of BNI (the "BNI Common Stock"), and (ii) shares of Common Stock, $.01 par value per share of BNSF (the "BNSF Common Stock"), under the Securities Act of 1933, as amended, pursuant to BNI's Registration Statement on Form S-4, as amended (the "BNI Registration Statement"), and BNSF's Registration Statement on Form S-4, as amended (the "BNSF Registration Statement", and, together with the BNI Registration Statement, the "Registration Statements"), filed with the Securities and Exchange Commission.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including the Certificate of Incorporation, as amended, of BNI and the Amended and Restated Certificate of Incorporation of BNSF and By-Laws of both of BNI and BNSF.

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     Based upon the foregoing, we are of the opinion that:

         (i) each of BNI and BNSF is validly existing as a corporation in good standing under the laws of the State of Delaware;

         (ii) the shares of BNI Common Stock and the shares of BNSF Common Stock have been duly authorized and, upon issuance, delivery and exchange thereof in the manner contemplated by the Registration Statements, will be validly issued, fully paid and non-assessable.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     We hereby consent to the reference to our name in the Registration Statements and in the related Joint Proxy Statement/Prospectus and to the use of this opinion letter as Exhibit 5.1 to the Registration Statements.

     This opinion is rendered solely to you in connection with the filing of the Registration Statements. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.


                                                   Very truly yours,

                                                   /s/ Davis Polk & Wardwell